UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2017

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California		94710
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 20, 2017, XOMA Corporation (the “Company) received notice from Novo Nordisk A/S, Novo Allé, Bagsværd, Denmark (“Novo Nordisk”) of Novo Nordisk’s termination of its Exclusive License Agreement with the Company (the “License Agreement”) due to strategic and business reasons. The termination of the License Agreement will be effective ninety (90) days from April 20, 2017 in accordance with Section 10.2 of the License Agreement.

Item 7.01	Regulation FD Disclosure.

Based on the termination of the License Agreement, the Company updates its prior guidance regarding potential milestone payments payable under license agreements with various of the Company’s partners over the next 36 months to decrease such guidance from $50 million to $40 million. Beginning on April 21, 2017, the Company intends to make available to investors updated presentation slides regarding its revised guidance. These presentation slides will be available on the Company’s website, www.xoma.com, under the Investor Relations tab.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date April 21, 2017	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer